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                                                                EXHIBIT 23(e)

               [LETTERHEAD OF CHERRY, BEKAERT & HOLLAND, L.L.P.]

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (Form S-4, No. 333-33202) of BB&T Corporation of our report dated January 30, 1998, relating to the consolidated balance sheet of FFVA Financial Corporation and subsidiary as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of One Valley Bancorp, Inc., and to the reference to our firm under the caption "Experts."

/s/ Cherry, Bekaert & Holland, L.L.P.

Lynchburg, Virginia
May 9, 2000





                       Cherry, Bekaert & Holland, L.L.P.
   628 Main Street, 17th Floor (24504) . P.O. Box 1119 . Lynchburg, VA 24505
                      (804) 847-6643 . Fax (804) 528-3605
    Offices Throughout The Southeast . Represented Internationally Through
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